Form 8-K	Aurora Gold Corporation	Page 4

Exhibit 3.1.4

Form 8-K	Aurora Gold Corporation	Page 5

Form 8-K	Aurora Gold Corporation	Page 6

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "AURORA GOLD CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF SEPTEMBER, A.D. 2013, AT 9:46 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

2549805 8100

131127166

AUTHENTICATION: 0766446

DATE: 09-25-13

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:46 AM 09/25/2013
FILED 09:46 AM 09/25/2013
SRV 131127166 - 2549805 FILE

State of Delaware
Certificate of Amendment of
Certificate of Incorporation of
Aurora Gold Corporation

Aurora Gold Corporation, a corporation organized under the General Corporation Law of the State of Delaware (the "Corporation"), does certify:

• First: That at a meeting of the Board of Directors of Aurora Gold Corporation resolutions were duly adopted setting forth proposed amendments of the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and presenting consent resolutions to the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendments is as follows:

Resolved, that the Certificate of Incorporation of the Corporation be amended by:

1. changing the Article thereof numbered "FOURTH" so that, as amended, said Article will be and read as follows:

   "FOURTH. The authorized capital stock of this Corporation shall consist of 300 Million (300,000,000) shares of common stock with a par value of $0.005 per share."

• Second: That thereafter, pursuant to resolution of its Board of Directors, consents in writing, approving and adopting the amendments, were signed by the holders of common stock having a majority of the outstanding stock entitled to vote on the amendments and representing the necessary number of shares required by statute to be voted in favor of the amendments, all in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

• Third: That the foregoing amendments shall be effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officer.

Dated: September 11, 2013

AURORA GOLD CORPORATION

By: [signature]
Name: Lars M. Pearl
Its: President & CEO